Exhibit 99.1

PLBY Group Welcomes Gyorgy Gattyan to its Board of Directors

LOS ANGELES, February 14, 2025 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (the “Company” or “PLBY Group”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced the appointment of Gyorgy Gattyan to its Board of Directors (the “Board”). In connection with the appointment of Mr. Gattyan, the Board was expanded from five to seven directors, but is currently composed of six directors and has one vacant seat, which the Board is working to fill with a new independent director as soon as practicable.

Mr. Gattyan’s appointment follows the Company’s previously disclosed long-term license agreement with Byborg Enterprises S.A. (“Byborg”), a company controlled by Mr. Gattyan, and the November 2024, $22.35 million investment in the Company by a Byborg affiliate also controlled by Mr. Gattyan, as well as another $25.44 million investment in the Company by that same affiliate, which investment is currently pending PLBY Group stockholder approval. Mr. Gattyan brings to the Board over 10 years of experience as an entrepreneur, digital technology executive, and director and chairperson of multiple organizations.

“Gyorgy has established multiple successful, web-based businesses, making him a valuable addition to the Board, as Playboy continues to pursue a digital focused, asset-light business model,” said Ben Kohn, PLBY Group’s Chief Executive Officer. “I’m excited to welcome Gyorgy to PLBY Group and have his experience and support as the Company returns to growth.”

Mr. Gattyan is the Chief Executive Officer of Docler Holding S.a.r.l., a multinational information technology, media and entertainment company he founded in 2013 and is headquartered in Luxembourg. Docler Holding is the parent company of Byborg, which is primarily focused on the development and operation of live streaming websites, including the webcam platform LiveJasmin, which Mr. Gattyan founded in 2001. In addition, Mr. Gattyan serves as the Chairman of the Board of Trustees of multiple charitable foundations which support a variety of causes, primarily in his native Hungary.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure — builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com
2